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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) August 20, 1998



                           PEN-TAB INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                              54-1833398
(State or other jurisdiction                  (I.R.S. Employer
Incorporation or organization)                Identification Number


                               167 KELLEY DRIVE
                             FRONT ROYAL, VA 22630
                          TELEPHONE:  (540) 622-2000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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Item 2.  Acquisition or Disposition of Assets.

     Pen-Tab Industries, Inc. ("Pen-Tab") issued a press release announcing that on August 20, 1998, it completed the stock purchase of all the assets and liabilities of Stuart Hall Company, Inc. ("Stuart Hall"), a subsidiary of Newell Co. for $107 million. Stuart Hall is a manufacturer and marketer of school, home and office supply products which will complement Pen-Tab's current product offerings. The impact of the purchase is material to Pen-Tab's consolidated results. Pen-Tab is financing the stock purchase through an equity contribution of $40 million from Pen-Tab Holdings, Inc., Pen-Tab's parent company, and $67 million of bank debt. The bank debt draws on a $100 million revolving credit facility and $35 million term loan. There will be a post closing purchase price adjustment based on the final audited closing date balance sheet of Stuart Hall.

A copy of the press release is attached hereto as Exhibit 99.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Business Acquired
         (b)  Pro Forma Financial Information
              Audited financial statements and related pro forma financial information of the acquired company will be furnished by amendment to this Form 8-K no later than sixty days from the date of this 8-K.

         (c)  Exhibits
                     (99) Press Release dated August 21, 1998

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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Pen-Tab Industries, Inc.
                                        (Registrant)




Date:    September 4, 1998           By: /s/ William Leary
----------------------------         ---------------------
                                             William Leary
                                             Vice President, Chief Financial and
                                             Administrative Officer
                                             (principal financial officer
                                             and accounting officer)
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     FRONT ROYAL, VA--Aug. 21, 1998--Pen-Tab Industries, Inc., announced today the successful completion of their acquisition of Stuart Hall Company, Inc.

     The acquisition was financed through a combination of equity and a bank facility. This acquisition effectively increases Pen-Tab's size to approximately $200 million in sales and strengthens their position as an industry leader in value added school and office products. Name brands now include Pen-Tab, Stuart Hall, Pro, Executive, Tech, Expert, Attitude and many of the best selling licenses.

     Pen-Tab Industries, Inc. is a leading national manufacturer and marketer of school, home and office supply products headquartered in Front Royal, Va.